AMENDMENT NO. 1 dated as of June 27, 2011 (this “Amendment”), to the CREDIT AGREEMENT dated as of April 30, 2011, among TEREX CORPORATION, a Delaware corporation (“Terex”), the Lenders (as defined in Article I of the Credit Agreement), the Issuing Banks (as defined in Article I of the Credit Agreement) and CREDIT SUISSE AG, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.
A. Pursuant to the Credit Agreement, the Lenders and the Issuing Banks have agreed to extend credit to Terex, pursuant to the terms and subject to the conditions set forth in the Credit Agreement.
B. Terex has requested that certain provisions of the Credit Agreement be amended as provided herein.
C. The Lenders, on the terms and subject to the conditions set forth herein, are willing so to amend the Credit Agreement.
D. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.
Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Amendments to the Credit Agreement.
(a) The definition of “Applicable Percentage” in Section 1.01 of the Credit Agreement is hereby amended by (i) replacing the number “3.75” with the number “4.50” and (ii) replacing the number “2.75” with the number “3.50”.
(b) Section 1.01 of the Credit Agreement is hereby amended by inserting the following definition immediately after the definition of “Indebtedness”:
“Ineligible Assignee” means Terex or any Affiliate of Terex.
(c) Section 2.04(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(a) (i) Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender entitled thereto, on the Revolving Credit Maturity Date, the then unpaid principal amount of each Revolving Loan and each A/C Fronted Loan made to such Borrower, and (ii) Terex hereby unconditionally promises to pay to the Administrative Agent (A) for the account of the Swingline Lender, the then unpaid principal amount of each Swingline Loan, on the last day of the Interest Period applicable to such Loan or, if earlier, on the Revolving Credit Maturity Date, and (B) for the account of each Lender entitled thereto the principal amount of each Term Loan of such Lender as provided in Section 2.11.”
(d) Section 2.04(d) of the Credit Agreement is hereby amended by inserting the words “made to such Borrower” immediately after the word “Loans” therein.
(e) Section 2.05(b) of the Credit Agreement is hereby amended by deleting therefrom the words “Each Borrower” and substituting therefor the word “Terex”.
(f) Section 2.05(c) of the Credit Agreement is hereby amended by deleting therefrom the words “Each Borrower” and substituting therefor the word “Terex”.
(g) Section 2.07 of the Credit Agreement is hereby amended by substituting the phrase “If any Borrower shall default in the payment of the principal of or interest on any Loan made to such Borrower or any other amount becoming due from such Borrower hereunder” for the phrase “If any Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder” at the beginning thereof.
(h) The first sentence of Section 2.13(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“In the event of any termination of all the Domestic Revolving Credit Commitments or Multicurrency Revolving Credit Commitments, (i) each Borrower shall repay or prepay (A) all its outstanding Domestic Revolving Credit Borrowings or Multicurrency Revolving Credit Borrowings, as applicable, and (B) all outstanding A/C Fronted Loans made to such Borrower (in the case of a termination of the Multicurrency Revolving Credit Commitments) and (ii) Terex shall repay or prepay all outstanding Swingline Loans (in the case of a termination of the Domestic Revolving Credit Commitments), in each case on the date of any such termination.”
(i) Section 2.17 of the Credit Agreement is hereby amended by (i) inserting immediately after the words “Swingline Loans” in the first sentence thereof the words “and Term Loan Commitments” and (ii) adding the following sentence at the end thereof:
“Notwithstanding the foregoing, any reduction in the Term Loan Commitments made pursuant to the second sentence of Section 2.09(a) shall be allocated ratably to the Term Loan Commitments of Credit Suisse AG, Cayman Islands Branch, and Goldman Sachs Lending Partners LLC until such time as the aggregate principal amount of Revolving Credit Commitments established hereunder equals or exceeds $500,000,000.”

(j) Section 2.21(a) of the Credit Agreement is hereby amended by inserting the words “(other than any Ineligible Assignee)” immediately after the words “to an assignee” in clause (v) thereof.
(k) The third sentence of Section 2.23(i) of the Credit Agreement is hereby amended by deleting therefrom the words “the Borrowers” and substituting therefor the word “Terex”.
(l) Section 6.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
SECTION 6.10. Interest Coverage Ratio. Permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters of Terex, in each case taken as one accounting period, ending on or after the Funding Date during a period set forth below to be less than the ratio set forth below for such period:

Period	Ratio
Funding Date through and including September 30, 2011	1.40 to 1.00
October 1, 2011 through and including December 31, 2011	1.60 to 1.00
January 1, 2012 through and including March 31, 2012	2.00 to 1.00
Thereafter	2.50 to 1.00

(m) Section 6.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
SECTION 6.11. Senior Secured Leverage Ratio. Permit the Senior Secured Leverage Ratio at the end of any fiscal quarter of Terex ending during a period set forth below to be greater than the ratio set forth below for such period:

Period	Ratio
Funding Date through and including September 30, 2011	4.00 to 1.00
October 1, 2011 through and including December 31, 2011	3.50 to 1.00
January 1, 2012 through and including March 31, 2012	3.00 to 1.00
April 1, 2012 through and including June 30, 2012	2.50 to 1.00
Thereafter	2.25 to 1.00

(n) The fifth sentence of the fifth paragraph of Article VIII of the Credit Agreement is hereby amended and restated to read as follows:
“The fees payable by Terex to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Terex and such successor.”
(o) The first sentence of Section 9.04(b) of the Credit Agreement is hereby amended by inserting the words “(other than any Ineligible Assignee)” immediately after the word “assignees” therein.
(p) Section 9.04(c) of the Credit Agreement is hereby amended by inserting the words “that it is not an Ineligible Assignee and” immediately after the word “warrants” in clause (iii) thereof.
(q) Article IX of the Credit Agreement is hereby amended by adding the following new Section 9.23 at the end thereof, to read as follows:
“Section 9.23. Several Obligations. Notwithstanding anything in this Agreement to the contrary, the parties hereto acknowledge and agree that the obligations of the Borrowers hereunder to pay the principal of and interest on the Loans are several and not joint and, except as provided in the Guarantee and Collateral Agreement or the North Atlantic Guarantee Agreement, as applicable,

(a) each Borrower shall only be liable with respect to the payment of the principal of and interest on the Loans made to such Borrower and (b) only Terex shall be liable to pay the Facility Fees, the Administrative Agent Fees, the L/C Participation Fees, the Issuing Bank Fees and the Duration Fees.”
SECTION 2. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, Terex represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Banks and each of the Lenders that:
(a) This Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(b) After giving effect to this Amendment, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.
(c) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
SECTION 3. Effectiveness. This Amendment shall become effective as of the date set forth above on the date on which the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of Terex and each Lender.
SECTION 4. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Borrowers under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrowers to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 5. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 6. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Amendment.
SECTION 7. Notices. All notices hereunder or in connection herewith shall be given in accordance with the provisions of Section 9.01 of the Credit Agreement.
SECTION 8. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

TEREX CORPORATION,
by

Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and Lender,
by

Name:
Title:

by

Name:
Title:

GOLDMAN SACHS LENDING PARTNERS LLC, as Lender,
by

Name:
Title:

[Terex Amendment No. 1 to the Credit Agreement Signature Page]